Exhibit 10.3

Execution Version

ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement (this “Assignment and Assumption Agreement”) is made as of May 27, 2025, by and among M3-Brigade Sponsor V LLC, a Delaware limited liability company (“Assignor”), MI7 Sponsor, LLC, a Delaware limited liability company (the “Assignee”), and, solely for the purposes of Section 1.05, herein, the persons set forth on Exhibit I (collectively, the “Acknowledging Parties”).

This Assignment and Assumption Agreement is made and entered into pursuant to, and is subject to, the terms of that certain Securities Purchase Agreement, dated as of May 23, 2025 (the “Purchase Agreement”), by and among Assignor, Assignee and M3-Brigade Acquisition V Corp., a Cayman Islands exempted company (the “Company”). Capitalized terms not otherwise defined in this Assignment and Assumption Agreement shall have the meanings given to such terms in the Purchase Agreement.

NOW, THEREFORE, in consideration of the foregoing premises, the transactions contemplated by the Purchase Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged:

Section 1.01. (i) The Assignor does hereby grant, bargain, sell, transfer and assign and convey to Assignee all right, title and interest of Assignor in that certain Registration Rights Agreement, dated as of July 31, 2024, by and among the Company, the Assignor and the Acknowledging Parties party thereto (the “Assumed Contract”) free and clear of all Encumbrances and (ii) the Assignee does hereby accept the grant, bargain, sale, transfer and assign and conveyance of the Assumed Contract by the Assignor and agrees to be bound by the terms and provisions therein.

Section 1.02. This Assignment and Assumption Agreement is being entered into solely for the benefit of the Assignor and the Assignee, and the parties hereto do not intend that any other person shall be a third-party beneficiary of this Assignment and Assumption Agreement.

Section 1.03. Assignor further covenants and agrees that it will at the request of the Assignee deliver or cause to be delivered, at such times and places as shall be reasonably requested, such additional instruments as the Assignee may reasonably request for the purpose of to assure, convey and confirm unto the Assignee, its successors or assigns, full title, right and interest of Assignor in or to the Assumed Contract as the Assignee, its successors or assigns shall reasonably require.

Section 1.04. No provisions set forth in this Assignment and Assumption Agreement shall be deemed to enlarge, alter or amend the terms and provisions of the Purchase Agreement. In the event of any conflict between the provisions of this Assignment and Assumption Agreement and the provisions of the Purchase Agreement, the Purchase Agreement shall control.

Section 1.05.

(a) Notwithstanding anything in the Assumed Contract or in this Assignment and Assumption Agreement to the contrary, each of the Acknowledging Parties does hereby irrevocably (i) consent to the assignment by Assignor, and the assumption by Assignee, of the Assumed Contract in accordance with the terms of this Assignment and Assumption Agreement and (ii) waive and release (X) any and all claims that Assignor or Assignee failed to comply with any notice requirements in the Assumed Contract for the transactions contemplated hereby and (Y) any and all claims that the transactions contemplated by this Assignment and Assumption Agreement violate, breach or otherwise do not comply with the terms of the Assumed Contract.

(b) Each of the Assignor, the Assignee and the Acknowledging Parties hereby acknowledges that, except to the extent expressly modified hereby, all terms and conditions of the Assumed Contract shall remain in full force and effect. Further, Each of the Acknowledging Parties hereby confirms and agrees that such Acknowledging Party’s obligations under the Assumed Contract are unimpaired by the transactions contemplated by this Assignment and Assumption Agreement.

Section 1.06. Section 8.5 through 8.14 of the Purchase Agreement are herein incorporated by reference, mutatis mutandis.

IN WITNESS WHEREOF, the undersigned have executed this Assignment and Assumption Agreement effective as of the date first written above.

ASSIGNEE:

MI7 SPONSOR, LLC

By:	/s/ Thomas Boychuk
Name:	Thomas Boychuk
Title:	Chief Financial Officer & Managing Director

ASSIGNOR:

M3-BRIGADE SPONSOR V LLC

By:	M3-Brigade Acquisition Partner V Corp., its managing member

By:	/s/ Mohsin Y. Meghji
Name:	Mohsin Y. Meghji
Title:	Chief Executive Officer

ACKNOWLEDGING PARTY :

CANTOR FITZGERALD & CO.

By:	/s/ Sage Kelly
Name:	Sage Kelly
Title:	Global Head of Investment Banking

M3-BRIGADE ACQUISITION V CORP.

By:	/s/ Mohsin Y. Meghji
Name:	Mohsin Y. Meghji
Title:	Executive Chairman

Exhibit I

Acknowledging Parties

1.	M3-Brigade Acquisition V Corp.
2.	Cantor Fitzgerald & Co.

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